                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       INTERNATIONAL SPORTS WAGERING INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         INTERNATIONAL SPORTS WAGERING INC.

                          201 Lower Notch Road, Suite 2B,

                           Little Falls, New Jersey 07424

                             -------------------------

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on February 23, 1998

                             -------------------------

     TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN to the stockholders of INTERNATIONAL SPORTS WAGERING INC., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Meeting") will be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, NJ 07004, at 10.00 a.m., local time, on February 23, 1998 for the following purposes:

     1. To elect a board of five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

     2. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending September 30, 1998; and

     3. To transact such other and further business as may properly come before the Meeting or any adjournments thereof.

     Only stockholders of record of the Company at the close of business on January 16, 1998 are entitled to notice of and to vote at the Meeting or any adjournments thereof. The stock transfer books will not be closed.

     A copy of the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1997 accompanies this notice.


                                        By Order of the Board of Directors,

                                        Barry Mindes
                                        Chairman of the Board of Directors


Little Falls, New Jersey
January 28, 1998

                                  RETURN OF PROXIES

     WE HOPE YOU PLAN TO ATTEND THE MEETING IN PERSON, BUT IN ANY EVENT YOU ARE URGED TO MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY THE STOCKHOLDER AT ANY TIME PRIOR TO THE VOTING OF THE PROXY.

                         INTERNATIONAL SPORTS WAGERING INC.

                                  PROXY STATEMENT



                                      GENERAL

     The enclosed proxy ("Proxy") is solicited by the Board of Directors (the "Board") of INTERNATIONAL SPORTS WAGERING INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004, on February 23, 1998 at 10.00 a.m., local time, or at any adjournments thereof (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the related form of Proxy are being mailed on or about January 28, 1998, to all of the stockholders of record of the Company on January 16, 1998. Any proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later dated proxy or by attending the Meeting and voting in person.

     The Management of the Company knows of no business other than that specified in Items 1 and 2 of the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                               SOLICITATION OF PROXIES

     The persons named as proxies are Barry Mindes, Chairman of the Board of the Company and Bernard Albanese, Director, President and Treasurer of the Company. Shares of the Company's common stock, par value $.001 per share ("Common Stock"), represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder. In the absence of specification, the stock will be voted (i) FOR the election of each of the five persons nominated by the Board to serve as directors, (ii) FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending September 30, 1998, and (iii) in the discretion of the proxies, on any other business which may properly come before the meeting.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to solicitation of proxies by use of the mails, officers and employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegram or other means of communication. The Company may also request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and may reimburse them for their reasonable expenses in forwarding the proxy material.

                         SHARES OUTSTANDING AND VOTING RIGHTS

     Only stockholders of record at the close of business on January 16, 1998 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any adjournments thereof. On the Record Date, the issued and outstanding securities of the Company entitled to vote at the Meeting consisted of 7,752,292 shares of Common Stock. There was no other class of voting securities outstanding on the Record Date. Each outstanding share of Common Stock is entitled to one vote which may be cast in person or by proxy duly authorized in writing. No shares have cumulative voting rights.

     The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting shall constitute a quorum for the transaction of business. Directors are elected by a plurality of the voting power of the issued and outstanding stock of the Company present in person or represented by duly executed proxy at the Meeting and entitled to vote on the election of directors. To act on all other matters before or to come before the Meeting, the affirmative vote of the majority of the voting power of the issued and outstanding stock of the Company present in person or represented by duly executed proxy at the Meeting and entitled to vote on such subject matter will be required.

SECURITY OWNERSHIP

     The following table sets forth, as of January 16, 1998, certain information regarding the beneficial ownership of the Company's outstanding Common Stock by
(i) each person known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each current director and executive officer of the Company, (iii) each nominee for election as director and (iv) all directors and executive officers as a group.

                                            AMOUNT AND NATURE OF      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)   BENEFICIAL OWNERSHIP (2)    CLASS (3)

Barry Mindes (4)                                  3,023,952              39.0

Mindes Family Limited Partnership                 1,511,523              19.5

Bernard Albanese (5)                                225,392               2.9

The Marie Albanese Trust, Marie Albanese
and Christine Marie Albanese, trustees (6)          302,304               3.9

Fredric Kupersmith (7)                               22,196                 *

Janet B. Mindes (8)                                  18,139                 *

Harold Rapaport (9)                                  40,810                 *

Jeneene M. Norman (10)                                5,000                 *

Sidney Diamond (11)                                  25,000                 *

Barry Rubenstein (12)                               409,731               5.3

All directors and executive officers
as a group (7 persons) (13)                       3,360,489              42.6

-------------------------
 *   Less than 1%
(1) The address of each beneficial owner identified is c/o International Sports Wagering Inc., 201 Lower Notch Road, Suite 2B, Little Falls, NJ 07424.
(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date of this Proxy Statement upon the exercise of options, warrants or convertible securities.
(3)  Each beneficial owner's percentage ownership is determined by assuming that
     (i) options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Proxy Statement have been exercised or converted, and (ii) 7,752,292 shares of Common Stock are outstanding, before any consideration is given to options or warrants.
(4) Includes 1,511,523 shares held by Mindes Family Limited Partnership, of which Mr. Mindes is general partner. Mr. Mindes disclaims beneficial ownership of the shares owned by Mindes Family Limited Partnership to the extent such shares exceed his proportionate interest therein. Does not include shares beneficially owned by Mr. Mindes' daughter, Janet B. Mindes, as to which Mr. Mindes disclaims beneficial ownership.

(5) Includes 74,240 shares underlying options held by Mr. Albanese which are exercisable within 60 days of the date of this Proxy Statement.
(6) Marie Albanese and Christine Albanese are the wife and daughter, respectively, of Mr. Albanese. Mr. Albanese disclaims beneficial ownership of the shares of Common Stock held in such trust.
(7) Includes 3,000 shares underlying options held by Mr. Kupersmith which are exercisable within 60 days of the date of this Proxy Statement.
(8) Represents 18,139 shares underlying options held by Ms. Mindes which are exercisable within 60 days of the date of this Proxy Statement.
(9) Includes (i) 12,092 shares underlying options held by Mr. Rapaport which are exercisable within 60 days of the date of this Proxy Statement, and
     (ii) 21,161 shares owned by Rapaport Family Limited Partnership, of which Mr. Rapaport is the General Partner. Mr. Rapaport disclaims beneficial ownership of the shares owned by Rapaport Family Limited Partnership to the extent such shares exceed his proportionate interest therein.
(10) Represents 5,000 shares underlying options held by Ms. Norman which are exercisable within 60 days of the date of this Proxy Statement.
(11) Represents 25,000 shares underlying options held by Mr. Diamond which are exercisable within 60 days of the date of this Proxy Statement.
(12) Includes (i) 81,243 shares held by Mr. Rubenstein's wife, (ii) 100,000 shares held by the Rubenstein Family Foundation, (iii) 124,516 shares held by Woodland Partners, a partnership between Mr. Rubenstein and his wife, and (iv) 908 shares held by Woodland Services Corp., of which Mr. Rubenstein is the sole stockholder.
(13) Includes (i) 1,511,523 shares held by Mindes Family Limited Partnership (see Note 4 above), (ii) 21,161 shares held by Rapaport Family Limited Partnership (see Note 9 above), and (iii) an aggregate of 137,471 shares underlying options held by all directors and executive officers as a group which are exercisable within 60 days of the date of this Proxy Statement. Does not include 302,304 shares held by The Marie Albanese Trust, Marie Albanese and Christine Albanese, trustees (see Note 6 above).

                        PROPOSAL NO. I - ELECTION OF DIRECTORS

NOMINATIONS AND ELECTION OF DIRECTORS

     The Board has nominated Bernard Albanese, Fredric Kupersmith, Barry Mindes, Janet B. Mindes and Harold Rapaport (all of whom are members of the present Board of the Company and all of whom have been elected for a term ending at the Meeting) to serve as directors of the Company until the Company's 1999 Annual Meeting of Stockholders or until their respective successors have been elected and qualified.

     Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such persons as the Board may recommend. Management does not presently contemplate that any of the nominees will become unavailable for any reason.

       THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

INFORMATION COVERING NOMINEES

     The following table sets forth the names of the nominees and certain information with regard to each nominee.

Name                               Age       Position with the Company
----                               ---       -------------------------

Barry Mindes                       66        Chairman of the Board

Bernard Albanese                   50        President, Treasurer and Director

Fredric Kupersmith (1)             64        Director

Janet B. Mindes (2)                30        Director

Harold Rapaport (1)(2)             75        Director

--------------------
(1)  Member of the Audit Committee.
(2)  Member of the Stock Option Committee.

     Barry Mindes is the founder of the Company and has served as Chairman of the Board of the Company since inception. From inception through August 1996, he also served as Chief Executive Officer, President and Secretary of the Company, and from inception to July 1995, he also served as Treasurer of the Company. Mr. Mindes founded Systems Enterprises Inc., a predecessor to the Company, in December 1992, and from its inception until its merger with the Company in May 1995, served as its only officer, director and stockholder.

     Bernard Albanese has served as President of the Company since September 1996, as Treasurer since July 1995 and as Vice President-Systems from July 1995 until August 1996. From 1993 to 1995, Mr. Albanese was Vice President--Operations of Advanced Data Systems Inc., a provider of medical-related computer systems, in which position he was responsible for all installation, training and telephone support for an installed base of over 1,000 customers.

     Harold Rapaport has served as a director of the Company since July 1995. Mr. Rapaport is an electronics, communications and computer executive with over 40 years experience in management, technology and marketing. He is President of Rapaport Associates, management consultants to high technology businesses. From 1982 until 1995, he was Chairman of Control Transaction Corporation, a manufacturer of computer-based point of sale systems. Mr. Rapaport served as Chairman of the Board of RE Harrington Inc. from 1987 to 1996, when it was acquired by Health Plan Services Inc.

     Janet B. Mindes has served as a director of the Company since July 1995. Since December 1997, Ms. Mindes has served as a financial analyst with DePuy ACE Medical Company. From October 1996 through November 1997 she was an independent consultant. From 1992 until October 1996, Ms. Mindes served as Assistant Managing Director of KuWam Corporation, a private investment firm.

     Fredric Kupersmith has served as a director of the Company since October 1996. Since 1992,Mr. Kupersmith has been President of Polsim Consultants Inc., a private company that provides consulting services to the communications, computer and television distribution industries.

     All directors hold their office until the next annual meeting of stockholders of the Company and until their successors are elected and qualified. There are no family relationships between any of the directors or executive officers of the Company except that Barry Mindes is the father of Janet B. Mindes.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

     The business and affairs of the Company are managed by the Board, which met twice and acted by unanimous written consent numerous times during the fiscal year ended September 30, 1997. During such fiscal year, all current directors attended all of the meetings of the Board and the Committees on which they served. The Board maintains two standing committees ("Committees"): the Audit Committee and the Stock Option Committee.

     The Audit Committee, consisting of Fredric Kupersmith and Harold Rapaport, has authority to recommend annually to the Board the engagement of the Company's independent public accountants and to review the independence of the accounting firm, the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The Audit Committee held no meetings during the fiscal year ended September 30, 1997, but acted by unanimous written consent shortly after the end of such fiscal year in order to approve the retention of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending September 30, 1998.

     The Stock Option Committee, consisting of Janet B. Mindes and Harold Rapaport, has authority to administer the Company's 1996 Stock Option Plan, and in this capacity determines the persons to whom options should be granted under such plan and the number of options to be granted to such persons. The Stock Option Committee acted four times by unanimous written consent during the fiscal year ended September 30, 1997.

     In addition to these Committees, the Company has an Advisory Committee, currently consisting of Eli Oxenhorn and Barry Rubenstein, for the purpose of providing industry, financial and other advice to the Company's Board. The backgrounds of Mr. Oxenhorn and Mr. Rubenstein are described below. Mr. Oxenhorn and Mr. Rubenstein have previously served as directors of the Company. The members of the Advisory Committee are beneficial stockholders of the Company.

     Eli Oxenhorn, a private investor, served as a director of the Company from June 1995 to October 1996. Mr. Oxenhorn was Chairman of the Board of Cheyenne Software, Inc. ("Cheyenne") from October 1986 to May 1994, and served as President and Chief Executive Officer of Cheyenne from October 1986 to October 1993.

     Barry Rubenstein, a private investor, served as a director of the Company from June 1995 to October 1996. Since February 1995, Mr. Rubenstein has served as an officer of InfoMedia Associates, Ltd., a New York corporation which is a general partner of 21st Century Communications Partners, L.P., 21st Century Communications T-E Partners, L.P. and 21st Century Communications Foreign Partners, L.P. In addition, Mr. Rubenstein has served as a general partner of several investment partnerships, including Wheatley Partners, L.P. (since June
1996), Applewood Associates, L.P. (since 1992), Seneca Ventures (since 1976), and Woodland Venture Fund (since 1975). Mr. Rubenstein has served as a director of The Millbrook Press, Inc. (since February 1994), Infonautics, Inc. (since September 1994), USWeb, Inc. (since May 1997) and Source Media, Inc. (since September 1997), each of which is a publicly-held company.

     The Company does not have a nominating or a compensation committee.

EXECUTIVE OFFICERS AND KEY PERSONNEL

     Set forth below is certain information, as of January 16, 1998, regarding the executive officers and key personnel of the Company.

Name                               Age       Position with the Company
----                               ---       -------------------------

Barry Mindes                       66        Chairman of the Board

Bernard Albanese                   50        President, Treasurer and Director

Jeneene M. Norman                  45        Chief Financial Officer

Andrew Harbison                    39        Vice President-Software Development

Sidney Diamond                     62        General Manager-Nevada Operations

     Information with regard to Mr. Mindes and Mr. Albanese is set forth under "Information Covering Nominees".

     Jeneene M. Norman has served as Chief Financial Officer of the Company since October 1996, initially on a part-time basis. From 1989 to 1995, Ms. Norman was employed on a part-time basis by First Fidelity Bank where she was responsible, at various periods, for management of the international operations of a subsidiary bank and developed new business with importers and exporters.

     Andrew Harbison has served as Vice President-Software Development of the Company since October 1996. From June 1995 to October 1996, Mr. Harbison served as Manager of Software Development of the Company. From 1993 to 1995, Mr. Harbison served as Vice President of Programming of Infomed Holdings, Inc., in which position he was in charge of the programming and data conversion department consisting of 25 individuals involved in developing computer systems for medical billing, clinical records and managed care systems.

     Sidney Diamond has served as General Manager-Nevada Operations of the Company since February 1997. For five years prior thereto, Mr. Diamond was in charge of the race and sports book operations at Excalibur Hotel and Casino in Las Vegas, Nevada.

                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the fiscal years ended September 30, 1997, 1996 and 1995 to Barry Mindes, the Company's Chairman of the Board, and to each of the most highly compensated executive officers, whose annual base salary and bonus compensation exceeded $100,000.
Summary Compensation Table

                                                       SUMMARY COMPENSATION TABLE

                                   ANNUAL    COMPENSATION                       LONG TERM COMPENSATION

                                                                                  AWARDS      PAYOUTS

                                                               OTHER                            ALL
                                                               ANNUAL           SECURITIES     OTHER
                                                               COMPEN-          UNDERLYING     COMPEN-
                                        SALARY      BONUS      SATION            OPTIONS       SATION
NAME AND PRINCIPAL POSITION   YEAR        ($)        ($)         ($)               (#)          ($)

Barry Mindes                  1997      115,000    100,000    25,122 (1)           -0-          -0-

  Chairman of the Board       1996       43,347       -0-     16,951 (1)           -0-          -0-

                              1995         -0-        -0-      3,307 (1)           -0-          -0-

Bernard Albanese              1997      137,008     25,000       -0- (3)          80,000        -0-

  President and Treasurer (2) 1996       70,646       -0-        -0- (3)         166,267        -0-

                              1995       15,000       -0-        -0- (3)           -0-          -0-

Sidney Diamond                1997      132,308       -0-        -0- (3)         100,000        -0-

  General Manager-Nevada      1996         -0-        -0-        -0-               -0-          -0-

  Operations (4)              1995         -0-        -0-        -0-               -0-          -0-


(1) Represents benefits attributable to the Company's payments or reimbursements for lease of a car (approximately $10,300 in each of the fiscal years ended September 30, 1997 and September 30, 1996), other expenses relating to such car, life insurance premiums, medical insurance and related expenses and certain other perquisites.
(2)  Bernard Albanese became an officer of the Company in July 1995.
(3) Excludes personal benefits which did not exceed the lesser of $50,000 or 10%, on an annual basis, of such officer's salary and bonus.
(4) Sidney Diamond became an officer of the Company in February 1997. The salary shown for Mr. Diamond includes a base salary at the rate of $100,000 per annum plus a non-refundable draw of $100,000 per annum, against certain commissions to which he may become entitled.

STOCK OPTION TABLES

                          OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth for the fiscal year ended September 30, 1997, the options to purchase Common Stock granted to the executives named below.

                                                INDIVIDUAL GRANTS
                                  NUMBER OF      PERCENT OF TOTAL
                                  SECURITIES         OPTIONS
                                  UNDERLYING        GRANTED TO
                                   OPTIONS         EMPLOYEES IN          EXERCISE            EXPIRATION
NAME                               GRANTED        FISCAL YEAR(1)      PRICE ($/SH)(2)           DATE
--------------------------      --------------  ------------------    ---------------     ----------------
Barry Mindes                         -0-               -0-                 -                     -
  Chairman of the Board

Bernard Albanese                   40,000 (3)          9.7               7.50             February 2, 2007
  President and Treasurer          40,000 (4)          9.7               5.56             September 24,2007

Sidney Diamond                    100,000 (3)         24.2               7.50             February 2, 2007
  General Manager-
  Nevada Operations


-----------------------------

(1) During the fiscal year ended September 30, 1997, the Company granted a total of 412,500 options under the 1996 Stock Option Plan. This number was used in calculating the percentages set forth above.
(2) The exercise price is equal to the fair market value of the shares on the date of the grant of such options.
(3) Represents options granted on February 3, 1997 which vest in four equal annual instalments, commencing on the first anniversary of the date of grant.
(4) Represents options granted on September 25, 1997, which vest in four equal annual instalments, commencing on the first anniversary of the date of grant.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, as of September 30, 1997, information concerning outstanding options to purchase Common Stock held by the executives named below.

                                                                        NUMBER OF                       VALUE OF
                                                                  SECURITIES UNDERLYING           UNEXERCISED "IN-THE-
                                                                  UNEXERCISED OPTIONS AT            MONEY" OPTIONS AT
                                                                    SEPTEMBER 30, 1997           SEPTEMBER 30, 1997 (1)
                                                                 ---------------------------   ---------------------------
                              SHARES ACQUIRED        VALUE
                                ON EXERCISE       REALIZED (2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                              ---------------     ------------   -----------   -------------   -----------   -------------
Barry Mindes                       - 0 -              - 0 -         - 0 -          - 0 -          - 0 -          - 0 -
  Chairman of the Board

Bernard Albanese                   - 0 -              - 0 -        41,566        204,701        $209,908       $637,340
  President and Treasurer

Sidney Diamond                     - 0 -              - 0 -         - 0 -        100,000          - 0 -          - 0 -
  General Manager-
  Nevada Operations


(1) Options are "in-the-money" at the fiscal year-end if the fair market vale of the Common Stock on such date exceeds the exercise price of the option. The last sales price of the securities underlying the options on September 30, 1997, was $5.75 per share.
(2) Value realized is the closing market price of the Common Stock on the date of exercise less the option price, multiplied by the number of shares acquired on exercise.

EMPLOYMENT AGREEMENTS

     The Company entered into three-year employment agreements with each of Barry Mindes and Bernard Albanese, as of May 22, 1995 and June 1, 1995, respectively, pursuant to which (i) Mr. Mindes received no salary during the first year and a base salary of not less than $115,000 during each of the second and third years of the agreement (unless otherwise approved by 80% of the Board) and Mr. Albanese received a base salary of $52,000 during the first year and a base salary of not less than $108,000 during each of the second and third years of the agreement; (ii) they will be entitled to such salary increases, bonuses or other incentive compensation as may be approved by the Board (the approval of 80% of the directors is required in the case of Mr. Mindes' agreement); (iii) they will be entitled to such health and life insurance as may be provided to other executives of the Company; and (iv) they will be entitled to severance equal to six months' base salary in the event, (a) the Company requests that the executive relocate and, as a consequence, the executive voluntarily terminates his employment, or (b) the Company terminates such executive's employment other than for cause (as defined in the agreement) or due to death or disability after the term of the agreement but before July 1, 2000 without having renewed or replaced the agreement. In addition, in the event of a "change of control" (as defined in the agreements) of the Company followed by termination of the executive's employment either (i) by the Company other than as a result of death or disability or for cause, or (ii) by the executive for "good reason" (as defined in the agreements), the executive is entitled to (a) if termination occurs during the term, continued payment of base compensation and benefits until the end of the term but not for less than six months, or (b) if termination occurs after the term but prior to July 1, 2000, payment of six months' base salary. Mr. Mindes is also entitled, at the Company's expense, to use of a leased automobile, including all operating, maintenance and insurance expenses. Each of Messrs. Mindes and Albanese have entered into agreements restricting competitive activities for 12 months following termination of employment and prohibiting disclosure of confidential information. Mr. Albanese's current base salary is $150,000 per annum. On September 25, 1997 Mr. Mindes' employment agreement was amended to provide that in lieu of participating in the health insurance program provided by the Company, Mr. Mindes may elect to participate in other medical insurance, in which case the Company shall pay or reimburse him for (i) any deductible or co-payments required to be paid by him, (ii) any medical or hospitalization costs not reimbursed to him by such other medical insurance (and/or Medicare) and (iii) the premiums for his existing life insurance policies in the amount of $200,000, provided that the aggregate payment to which he shall be entitled for all of the foregoing during the term of the agreement shall be $25,200.

     On February 3, 1997 the Company entered into a three-year employment agreement with Sidney Diamond, pursuant to which Mr. Diamond will serve the Company in the capacity as General Manager-Nevada Operations. During the term of the agreement, Mr. Diamond receives an annual base salary of $100,000, and during the first two years of the term an additional non-refundable draw at the rate of $100,000 per year against certain commissions to which he may become entitled. In the third year of the term he is entitled to certain commissions earned by him as specified in the agreement. Mr. Diamond is entitled to severance equal to six months' base salary if the Company terminates his employment without cause during the term. As an integral part of the employment agreement, the Company loaned to Mr. Diamond $100,000, which loan bears no interest and shall be repayable in bi-weekly instalments such that during the first year of the term $50,000 would be repaid and during each of the second and third year of the term $25,000 would be repaid to the Company. If Mr. Diamond's employment is terminated by the Company other than as a result of his death, disability or for cause, prior to the end of the term, the unpaid balance of the loan will be forgiven. As of September 30, 1997, $69,230 of the loan remained outstanding.

DIRECTOR COMPENSATION

     Directors do not receive any cash compensation for their services as members of the Board, although they are reimbursed for their out-of-pocket expenses incurred in attending Board and Committee meetings. The Company compensates non-employee directors by means of option grants exercisable at fair market value on the date of grant. In April 1996, Harold Rapaport and Janet B. Mindes were each granted options to purchase 12,092 shares of Common Stock pursuant to the Company's 1995 Stock Option Plan at an exercise price of $.70 per share, of which 3,023 shares vested immediately. The remaining options for 9,069 shares were to vest at the rate of 1,511 for each Board meeting attended. As a result of attendance at meetings of the Board subsequent to April 15, 1996,
(i) 7,557 of the remaining 9,069 options granted to Mr. Rapaport had vested as of September 30,1997; and 6,047 of the remaining 9,069 options granted to Ms. Mindes had vested as of September 30, 1997. On August 30, 1996 each of Mr. Rapaport and Ms. Mindes were granted options to purchase an additional 9,069 shares pursuant to the 1995 Stock Option Plan at an exercise price of $.70 per share, all of which vested on November 1, 1996. On October 10, 1997, each of Mr. Rapaport and Ms. Mindes were granted an additional 9,000 and 10,500 options, respectively, pursuant to the 1996 Stock Option Plan, exercisable at a price of $5.25 per share, which options vest at the rate of 1,500 options for each Board meeting attended after all the other options granted to them had vested. On September 27, 1996 Mr. Rapaport exercised 7,557 options at an exercise price of $.70 per share. Ms. Mindes has not yet exercised any of her options. On February 3, 1997 Fredric Kupersmith was granted options pursuant to the 1996 Stock Option Plan at an exercise price of $7.50 per share of which 1,500 options vested on the date of grant and the balance are to vest at the rate of 1,500 options for each Board meeting attended after that date. As of September 30, 1997 a total of 3,000 options had vested. On October 10, 1997 Mr. Kupersmith was granted options to purchase 10,500 shares of Common Stock, at an exercise price of $5.25 per share, which options vest at the rate of 1,500 for each Board meeting attended after all other options granted to him had vested. In October 1995, Bernard Albanese, who at the time was an officer but not a director of the Company, was granted an option to purchase 90,691 shares of Common Stock pursuant to the 1995 Stock Option Plan and, in June 1996, he was granted an option to purchase 75,576 shares of Common Stock pursuant to the 1995 Stock Option Plan, each of which options is exercisable at $.70 per share and vests in four equal annual instalments commencing on the anniversary of the date of grant. Mr. Albanese was also granted options pursuant to the 1996 Stock Option Plan to purchase 40,000 shares of Common Stock on each of February 3, 1997 and September 25, 1997 at an exercise price of $7.50 and $5.56, respectively.

STOCK OPTION PLANS

     1995 STOCK OPTION PLAN. In May 1995, the Board adopted and the stockholders approved the 1995 Stock Option Plan (the "1995 Plan"). The purpose of the 1995 Plan is to attract and retain exemplary employees, agents, consultants and directors. Options covering all of the 649,956 shares of Common Stock authorized for issuance under the 1995 Plan have been granted, of which options for 7,557 shares had been exercised as of September 30, 1997. The shares subject to and available under the 1995 Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. Any shares subject to an option that terminates, expires or lapses for any reason, and any shares purchased pursuant to an option and subsequently repurchased by the Company pursuant to the terms of the option, shall again be available for grant under the 1995 Plan.

     The 1995 Plan provides for the grant of incentive stock options ("ISOs") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NQSOs") at the discretion of the administrator of the 1995 Plan. The Board administers the 1995 Plan. Subject to the terms of the 1995 Plan, the Board determines the terms and conditions of options granted under the 1995 Plan. Options granted under the 1995 Plan are evidenced by written agreements which contain such terms, conditions, limitations and restrictions as the Board deems advisable and which are not inconsistent with the 1995 Plan. ISOs may be granted to individuals, who, at the time of grant, are officers or other employees of the Company. NQSOs may be granted to individuals, who at the time of grant are directors, officers, agents and consultants of the Company whether or not employees of the Company. The 1995 Plan provides that the Board must establish an exercise price for ISOs that is no less than the fair market value per share of the Common Stock at the date of grant. The exercise price for NQSOs shall be determined by the Board .

     Options under the 1995 Plan may provide for the payment of the exercise price by (i) delivery of cash or a check payable to the order of the Company,
(ii) "cashless exercises" (delivery of shares of stock of the Company having a fair market value equal to the exercise price), or (iii) any combination of (i) or (ii).

     To the extent that the aggregate fair market value, as of the date of grant, of the shares to which ISOs become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the ISO will be treated as a NQSO. In addition, if an optionee owns more than 10% of the Company's stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the option cannot exceed five years. Options granted under the 1995 Plan may not be exercisable for terms in excess of 10 years from the date of grant. In addition, no options may be granted under the 1995 Plan later than 10 years after the 1995 Plan's effective date.

     Options granted under the 1995 Plan to officers, directors, employees or consultants of the Company generally may be exercised only while the optionee is employed or retained by the Company or within one year after termination of the optionee's employment or consulting relationship by reason of death or permanent disability, and three months after termination for any other reason except termination for cause (unless such options expire sooner by their terms). Options are nontransferable, except by will or the laws of descent and distribution. The Board has certain rights to amend or terminate the 1995 Plan provided stockholder approval is obtained.

     1996 STOCK OPTION PLAN. In October 1996, the Board adopted and the stockholders approved the 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan is substantially similar to the 1995 Plan, except that there are 825,000 shares of Common Stock authorized for issuance pursuant to options which may be granted thereunder, of which, as of January 16, 1998 options to purchase a total of 370,500 were outstanding and 454,500 were available for grant.

                     PROPOSAL NO. II - RATIFICATION OF SELECTION

                          OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board and the Audit Committee have approved the engagement of KPMG Peat Marwick LLP as the independent public accountants of the Company for the fiscal year ending September 30, 1998. KPMG Peat Marwick LLP has served as the Company's independent public accountants since 1996. The Board considers KPMG Peat Marwick LLP to be well qualified for the function of serving as the Company's independent public accountants.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Unless otherwise specified, shares represented by proxies will be voted for the ratification of KPMG Peat Marwick LLP as the independent public accountants for the Company. If the stockholders do not so approve, the selection of independent public accountants will be reconsidered by the Board.

 THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS
                 THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                                    OTHER BUSINESS
     Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy in their discretion.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June and July, 1995, the Company sold a total of 399,997 units, each consisting of 3.0230479 shares of Common Stock and one Warrant (the "Investor Warrants") to purchase 3.0230479 shares of Common Stock, to a group of approximately 18 accredited investors , for an aggregate of approximately $850,000, or $.70 per unit. Between February and April 1996, Investor Warrants to purchase an aggregate of 1,164,753 shares of Common Stock were exercised at a total purchase price of approximately $818,750, or $.70 per share. Investment partnerships of which Barry Rubenstein is the general partner and Mr. Rubenstein's wife purchased 164,703 units at an aggregate purchase price of $350,000. Subsequently, such entities and individual exercised an aggregate of 164,703 Investor Warrants at an aggregate exercise price of $350,000. The shares of the Company's Common Stock acquired by certain of such investment partnerships were subsequently distributed to the partners thereof.

     In June 1996, the Company sold 60,460 shares of Common Stock to seven individuals (including Andrew Harbison, currently the Company's Vice President-Software Development, and Harold Rapaport, a director of the Company), for a total purchase price of $42,500, or $.70 per share.

               SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Bernard Albanese and Jeneene M. Norman, both executive officers of the Company, each filed a Form 5 relating to certain options granted to them seven days late. None of the options reported in such Form 5 are currently in-the-money. The Company is not aware of any other late filings pursuant to
Section 16(a) of the Exchange Act.

                               INDEPENDENT ACCOUNTANTS

     The Company engaged KPMG Peat Marwick LLP as independent public accountants for the Company's fiscal year ended September 30, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                    ANNUAL REPORT

     The Annual Report of the Company on Form 10-KSB for the fiscal year ended September 30, 1997, including financial statements but excluding exhibits, is being furnished herewith to stockholders of record of the Company on the Record Date. The Annual Report does not constitute a part of the proxy soliciting material.

                    STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any stockholder desiring to present proposals to stockholders at the 1999 Annual Meeting of the Company must transmit such proposal to the Company in writing and such proposal must be received by the Secretary of the Company at its offices no later than September 30, 1998. All such proposals should be in compliance with applicable SEC regulations.

                                   By Order of the Board of Directors


                                   Barry Mindes
                                   Chairman of the Board

                          INTERNATIONAL SPORTS WAGERING INC.
                201 LOWER NOTCH ROAD, SUITE 2B, LITTLE FALLS, NJ 07424

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 23, 1998

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints BARRY MINDES and BERNARD ALBANESE, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, $.001 par value, of INTERNATIONAL SPORTS WAGERING INC. held of record by the undersigned on January 16, 1998 at the Annual Meeting of Stockholders (the "Meeting") of INTERNATIONAL SPORTS WAGERING INC. , on February 23, 1998 at 10:00 a.m., local time, or at any adjournments thereof.

(1) Election of Directors

/ / FOR all nominees listed below          / / WITHHOLD AUTHORITY to vote for
(except as indicated otherwise below)      all nominees listed below

INSTRUCTION: To withhold authority to vote for an individual nominee, write such nominees's name in the space below.

NOMINEES: Bernard Albanese, Fredric Kupersmith, Barry Mindes, Janet B. Mindes and Harold Rapaport

WITHHOLD AUTHORITY FOR THE FOLLOWING NOMINEES:

--------------------------------------------------------------------------------

(2) To ratify the selection of KPMG          FOR       AGAINST        ABSTAIN
Peat Marwick LLP as independent public       / /         / /            / /
accountants for the Company for the
fiscal year ending September 30, 1998.


(3) In their discretion, the Proxies         FOR       AGAINST        ABSTAIN
are authorized to vote upon such other       / /         / /            / /
business as may properly come before the meeting or any adjournments thereof.

                                 (TO BE SIGNED BELOW)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When a proxy is given by a corporation, please give your full corporation name and have the proxy signed by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Date:___________________________, 1998

                                        Stockholder:__________________________

                                        ______________________________________
                                        Signature

                                        ______________________________________
                                        Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.